AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2014
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Louisiana	14-1985604
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
210 Baronne Street New Orleans, Louisiana 70112
(Address of principal executive officers and zip code)

Ashton J. Ryan, Jr.
President and Chief Executive Officer
First NBC Bank Holding Company
210 Baronne Street
New Orleans, Louisiana 70112
(504) 566-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Geoffrey S. Kay, Esq.
Fenimore, Kay, Harrison & Ford, LLP
812 San Antonio Street, Suite 600
Austin, Texas 78701
(512) 583-5909

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Debt Securities	---	---	---	---
Common Stock, par value $1.00 per share	---	---	---	---
Preferred Stock, no par value	---	---	---	---
Series D Preferred Stock(3)	---	---	---	---
Units (4)	---	---	---	---
Total	$100,000,000	(5)	100,000,000(6)	$11,620

(1)
An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued at indeterminate prices in U.S. Dollars. Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed $250,000,000

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement will also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

(3)
At the request of the U.S. Treasury, depository shares evidencing fractional shares of Series D preferred stock may be sold under this registration statement in lieu of whole shares of Series D preferred stock, in which case this registration statement would also relate to such depository shares.

(4)	Securities registered hereunder may be sold separately, or as units with other securities registered hereby.

(5)	The registrant will determine the proposed maximum aggregate offering price per unit when it issues the above listed securities.

(6)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor any selling shareholder may sell, or accept an offer to buy, these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2014
PROSPECTUS
Debt Securities, Common Stock and Preferred Stock

By this prospectus, we may offer from time to time:

•	Debt securities of one or more series;

•	Shares of our common stock;

•	Shares of one or more series of our preferred stock; and

•	Units of our securities.
In addition, this prospectus may be used to offer securities for the account of selling securityholders.
When we or selling securityholders offer securities, we or they will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which the securities are being offered to the public. You should read this prospectus and any prospectus supplement carefully before you make an investment decision.
We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “NBCB.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.
Investing in our securities involves risks. You should refer to the section titled “Risk Factors” in our most recent Annual Report of Form 10-K, which is incorporated by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may also include specific additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and the applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to see any securities other than the securities offered hereby and is not an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Prospectus dated November 14, 2014

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration statement, we or the selling securityholders may offer and sell, from time to time and in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities in one or more series, subordinated debt securities in one or more series, and unit purchase agreements as described in this prospectus and an applicable prospectus supplement, up to a maximum aggregate amount of $100.0 million.
Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Where appropriate, the applicable prospectus supplement will describe U.S. federal income tax consequences relevant to the securities offered. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement as it will control. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” and “us” refer to First NBC Bank Holding Company, a Louisiana corporation, and its consolidated subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, unit purchase agreements we may offer and the securities that may be offered by selling securityholders collectively as “offered securities.”
You should rely only on the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement. No one is authorized to provide you with different information, and if anyone provides you with different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website at www.firstnbcbank.com. Except as expressly stated herein, information on, or accessible through, our website is not part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act (File No. 333- ), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference herein for a complete description. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address: First NBC Bank Holding Company, 210 Baronne Street, New Orleans, Louisiana, Attention: William M. Roohi, (504) 671-3870.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-35915). These documents contain important information about us:

•
our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 18, 2014, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 15, 2014, August 14, 2014 and November 12, 2014, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on February 11, 2014; May 1, 2014; May 23, 2014; July 28, 2014; September 3, 2014 and October 29, 2014 (except, with respect to each of the foregoing, any for portions of the reports that were deemed to be furnished and not filed); and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 7, 2013, and any other amendment or report filed for the purposes of updating that description.

We also incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except, with respect to each of the foregoing, for any portions of the documents that were deemed to be furnished and not filed), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. These documents are available to you without charge. See “Where You Can Find More Information.”
Any statement contained in a document incorporated by reference into this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is incorporated by reference into this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our views as of the date of the statement with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following:

•	business and economic conditions generally and in the financial services industry, nationally and within our local market area;

•	changes in management personnel;

•	changes in government spending on rebuilding projects in New Orleans;

•
hurricanes, other natural disasters and adverse weather; oil spills and other man-made disasters; acts of terrorism, an outbreak of hostilities or other international or domestic calamities, acts of God and other matters beyond our control;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	deterioration of our asset quality;

•	changes in real estate values;

•	ability to execute our strategy;

•	increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms;

•	our ability to identify potential candidates for, and consummate, acquisitions of banking franchises on attractive terms, or at all;

•	our ability to achieve organic loan and deposit growth and the composition of that growth;

•	changes in federal tax law or policy;

•	volatility and direction of market interest rates;

•	changes in the regulatory environment, including changes in regulations that affect the fees that we charge or expenses that we incur in connection with our operations;

•	changes in trade, monetary and fiscal policies and laws;

•	governmental legislation and regulation, including changes in accounting regulation or standards;

•	changes in interpretation of existing law and regulation; and

•	further government intervention in the U.S. financial system.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ABOUT FIRST NBC BANK HOLDING COMPANY
We are a Louisiana corporation and bank holding company, headquartered in New Orleans, Louisiana, which offers a broad range of financial services through our wholly-owned banking subsidiary, First NBC Bank, a Louisiana state non-member bank. Our primary market is the New Orleans metropolitan area and the Mississippi Gulf Coast. We serve our customers from our main office located in the Central Business District of New Orleans, 32 full service branch offices located throughout our market and a loan production office in Gulfport, Mississippi.
Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “NBCB.” Our principal executive office is located at 210 Baronne Street, New Orleans, Louisiana 70112, and our telephone number is (504) 566-8000. Our website address is www.firstnbcbank.com. The information contained on our website is not a part of, or incorporated by reference into, this prospectus.

RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference into this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:

•	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

•	contributions of capital to First NBC Bank to support its growth, enabling it to continue to satisfy its regulatory capital requirements;

•	funding of acquisitions of financial institutions or other businesses or assets that are related to banking;

•	redeeming or repurchasing our Series D preferred stock; and

•	refinancing, reduction or repayment of debt
The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.
Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.
We will not receive proceeds from sales of securities by selling securityholders, except as otherwise stated in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following tables set forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.
As of December 31, 2013 and the nine months ended September 30, 2014, we had 364,983 shares of Series C preferred stock outstanding and 37,935 shares of Series D preferred stock outstanding. No dividends have been paid, or are expected to be paid with respect to the Series C preferred stock, which has dividend rights on parity with our common stock. We pay quarterly dividends on our Series D preferred stock. For additional information regarding dividends payable on our Series D preferred stock, see "Description of Outstanding Series D Preferred Stock - Dividends." The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and, as applicable, pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges:
Including interest on deposits	1.74	1.46	1.54	1.69	1.54	1.42	1.19
Excluding interest on deposits	12.29	6.59	7.76	10.55	9.41	26.84	10.63

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	1.73	1.46	1.53	1.67	1.51	1.38	1.16
Excluding interest on deposits	10.81	5.97	6.99	8.63	6.43	7.76	4.38

SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also supplement, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”
We may offer and sell from time to time, in one or more offerings, the following:

•	our debt securities of one or more series, which debt securities may be our senior, unsecured debt securities or our subordinated, unsecured debt securities;

•	shares of our common stock;

•	shares of one or more series of our preferred stock other than shares of our outstanding Series C or Series D preferred stock; and/or

•	unit purchase agreements to which investors would acquire units of two or more of the foregoing securities.
Selling securityholders may offer and sell from time to time, in one or more offerings, the following:

•	shares of our common stock; and/or

•	shares of our Series D preferred stock.

DESCRIPTION OF DEBT SECURITIES
The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, that we select to act as trustee. A copy of the form of each indenture will be filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.
The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.
Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
Terms of the securities
 Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities. The securities will be not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”
Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•
whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any terms relating to the conversion of the securities into our common stock or preferred stock or other securities offered hereby;

•
any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•	any sinking fund or similar provisions applicable to the securities;

•	any redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities;

•	information with respect to book-entry procedures;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	if other than the trustee, the identity of the registrar and/or paying agent; and

•	any other specific terms of the securities, which terms may modify or delete any provision of the applicable indenture insofar as it applies to the securities offered.
However, no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act and any modification or deletion of the rights, duties or immunities of an indenture trustee will have been consented to in writing by the trustee.
Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of maturity
If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.
You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.
Registration and transfer
Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.  Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and paying agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.
We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.
The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Global securities
The securities of a series may be issued in whole or in part in the form of one or more global certificates, or global securities, that will be deposited with a depositary that we will identify in a prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. All global securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.
The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.
Modification and waiver
Each indenture will provide that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders' rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•
modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.
The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add to the events of default;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•
to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

•	to modify, eliminate or add to the provisions of any indenture to conform our or the trustee's obligations under the applicable indenture to the Trust Indenture Act; or

•	to make any other changes that apply only to debt securities to be issued thereafter.
Calculation of outstanding debt securities
To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•
In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•
Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional provisions
Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder's series of securities;

•
the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.
However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.
Transactions with the trustee
We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.
Conversion rights
The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of default
The following will be events of default under the indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any senior debt security of that series when due;

•	failure to deposit any sinking fund payment for a senior debt security of that series when due;

•
failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

•
acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under the senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or First NBC Bank; and

•	any other event of default regarding that series of senior debt securities.
Unless otherwise described in the prospectus supplement applicable to a particular series of subordinated debt securities, events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or First NBC Bank.
There will be no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.
Subordination
The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.
The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of our senior debt, as more fully described in the applicable prospectus supplement.
If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•
any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•
any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF COMMON STOCK
General
The following summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Louisiana Business Corporation Law, or the LBCL, and our articles of incorporation and bylaws.
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value $0.01 per share. As of November 10, 2014, 18,575,088 shares of our common stock were issued and outstanding, all of which were fully paid and nonassessable. As of November 10, 2014, we had approximately 100 holders of record of our common stock. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.
You should refer to the prospectus supplement relating to the shares of our common stock being offered for sale for the number of shares of our common stock being offered and the price per share to the public at which such shares of common stock are being offered.
Voting rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Accordingly, holders of 50% or more of the shares voting will be able to elect all of the directors.
Except as otherwise required by law or our articles of incorporation, a majority of votes actually cast will decide any matter properly brought before the shareholders at a meeting at which a quorum is present, except that directors are elected by plurality of the votes actually cast.
Dividends and other distributions
Holders of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our Board of Directors. At this time, our Board of Directors intends to retain all of our earnings to promote growth and build capital. Accordingly, we do not expect to pay dividends on our common stock in the foreseeable future. Upon any voluntary or involuntarily liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock.
Our ability to pay dividends on our common stock is also subject to certain limitations based on the terms of our Series C and Series D preferred stock. Our Series C preferred stock ranks on parity with our common stock as it relates to dividends. Accordingly, under the terms of our Series C preferred stock, we may not pay any dividends on our common stock unless an identical dividend is payable at the same time on our Series C preferred stock.
In addition, under the terms of the Series D preferred stock, we may not pay any dividends or make any other cash distributions on our common stock or repurchase or redeem any of our shares of our capital stock, including any equity securities or trust preferred securities issued by us or any of our affiliates, unless after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the tier 1 dividend threshold, which is defined below in the section titled “Description of Outstanding Series D Preferred Stock – Restrictions on dividends and repurchases,” and all dividends have been paid on the Series D preferred stock for the most recently completed quarterly dividend period (or sufficient funds have been reserved).

Other
Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.
NASDAQ listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “NBCB.”
Selected provisions of our articles of incorporation and bylaws
Protective provisions. Certain provisions of our articles of incorporation and bylaws highlighted below may have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. Among other things, our articles of incorporation and bylaws:

•
enable our Board of Directors to issue “blank check” preferred stock up to the authorized amount, with such preferences, limitations and relative rights, including voting rights, as may be determined from time to time by the Board;

•	require an 80% vote of our shareholders to repeal the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors;

•
enable our Board of Directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting;

•	enable our Board of Directors to amend our bylaws without shareholder approval;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•
require the written request of the holders of not less than two-thirds of the holders of all issued and outstanding stock entitled to vote at a meeting (as validated by the Board of Directors) to call a special shareholders’ meeting; and

•
establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors.

In addition, the corporate laws and regulations applicable to us enable our Board of Directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. The ability of our Board of Directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our Board to sell shares to individuals or groups who the Board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our Board of Directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Although our bylaws do not give our Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.
Furthermore, the Louisiana Business Corporation Law requires that a merger in which we are not the surviving party be approved by two-thirds of our shareholders. However, we are not subject to the heightened shareholder approval requirements contained in Sections 132 through 134 of the Louisiana Business Corporation Law, which require approval of 80% of our shareholders for certain business combinations unless a statutory “fair price” standard is met, or the voting limitations contained in Sections 135 through 140.2 of the Louisiana Business Corporation Law, which limit the voting power of a shareholder that acquires voting shares above certain specified thresholds.
Indemnification. Our articles of incorporation provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our respective directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Limitation of liability. Our articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.
Shareholder action upon written consent. Our articles of incorporation provide that any action required or permitted by law to be taken at a meeting of our shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent setting forth the action taken is signed by the holders of shares representing not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Shareholder Services, 211 Quality Circle, Suite 210, College Station, TX 77845.
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DESCRIPTION OF PREFERRED STOCK
The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, the applicable amendment to our articles of incorporation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement, and our bylaws, each of which we will make available upon request. See “Where You Can Find More Information” for additional information.
General
We are authorized to issue 10,000,000 shares of preferred stock, no par value per share. As of November 10, 2014, 364,983 shares of our Series C preferred stock and 37,935 shares of our Series D preferred stock were issued and outstanding.
Our articles of incorporation permit us to issue one or more series of preferred stock and authorize our Board of Directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our Board of Directors. While the terms of preferred stock may vary from series to series, common shareholders should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.
Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.
Terms of the preferred stock that we may offer
You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

•	the title of the series being offered and the price per share at which the shares are being offered to the public;

•	the number of shares of the series;

•	the liquidation preference per share of the series;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any, for the shares;

•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

•	any listing of the shares of preferred stock being offered on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

•	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of our affairs;

•
any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions pertaining to the series.
Ranking
Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Distributions
Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.
Distributions on any series of preferred stock may be cumulative or non-cumulative.
If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

•
if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•
if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.
Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.
Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.
Redemption
If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.
The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

•
we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon our winding up or termination.

Liquidation preference
Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon our winding up or termination, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.
For those purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a winding up or termination.
Voting rights
The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the relevant section of our articles of incorporation establishing such series; and

•	as required by applicable law.
Conversion rights
The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.
Transfer agent and registrar
The transfer agent and registrar for any preferred stock that we may issue will be Computershare Shareholder Services.

DESCRIPTION OF OUTSTANDING SERIES D PREFERRED STOCK
The following description is a general summary of the terms of our Senior Non-Cumulative Perpetual Preferred Stock, Series D, or Series D preferred stock. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the actual terms of the Series D preferred stock, as are stated in Article III(F) of our Restated Articles of Incorporation, a copy of which was attached as Exhibit 3.1 to our Registration Statement on Form S-1 filed on April 30, 2013, which is incorporated by reference into this prospectus. See “Where You Can Find More Information.” You should refer to our articles of incorporation and bylaws because they, and not the summaries, define your rights as a holder of shares of our Series D preferred stock.
General
The Series D preferred stock constitutes a single series of our preferred stock, consisting of 37,935 shares, no par value, having a liquidation preference amount of $1,000 per share. The Series D preferred stock has no maturity date. We issued the shares of Series D preferred stock to the U.S. Treasury, or Treasury, on August 4, 2011 in connection with our participation in the SBLF program for a purchase price of $37,935,000.
Dividends
General. Dividends on our Series D preferred stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, beginning January 1, 2012.
Each dividend is payable to holders of record as they appear on our stock register on the applicable record date, which is the fifteenth calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or from and including the date of the issuance of the Series D preferred stock, in the case of the initial dividend period) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. If a scheduled dividend payment date falls on a day that is not a business day, the dividend payment is postponed to the next day that is a business day and no additional dividends will accrue as a result of that postponement. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.
Rate. The per annum dividend rate, as a percentage of the liquidation amount, can fluctuate based on the terms of the Series D preferred stock. Based on our level of “qualified small business lending,” our dividend rate is fixed at 1.00% per annum from January 1, 2014 through February 3, 2016, and we are not subject to the lending incentive fee of 0.5%. From and after February 4, 2016 through the redemption date of the Series D preferred stock, the dividend rate will be fixed at 9.00% per annum.
Non-cumulative. Dividends on the Series D preferred stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series D preferred stock for a particular dividend period, then the holders of the Series D preferred stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. We must, however, within five calendar days, deliver to the holders of the Series D preferred stock a written notice executed by our Chief Executive Officer and Chief Financial Officer stating the rationale of our board of directors for not declaring dividends. In addition, if we fail to pay a dividend on our Series D preferred stock, our ability to pay dividends on and repurchase other classes and series of our stock will be affected.

When dividends have not been declared and paid in full on the Series D preferred stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series D preferred stock a certificate executed by at least a majority of the members of our board of directors stating that our board of directors used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on our Series D preferred stock for five or more dividend periods will give the holders of the Series D preferred stock the right to appoint a non-voting observer on our board of directors, and our failure to pay dividends on the Series D preferred stock for six or more dividend periods will give the holders of the Series D preferred stock the right to elect two directors.
No sinking fund. There is no sinking fund with respect to the Series D preferred stock.
Restrictions on dividends and repurchases
Restrictions on dividends. So long as the Series D preferred stock remains outstanding, we may declare and pay dividends on our common stock, any other shares of “junior stock,” as defined below, or “parity stock,” as defined below, only if after giving effect to the dividend, our tier 1 capital would be at least equal to the “tier 1 dividend threshold,” which is defined below, and full dividends on all outstanding shares of Series D preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid.
If a dividend is not declared and paid in full on the Series D preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of junior stock (other than dividends payable solely in shares of our common stock) or parity stock, except that in any such dividend period in which a dividend is declared and paid on the Series D preferred stock, dividends may be paid on parity stock to the extent necessary to avoid any material covenant breach.
The “tier 1 dividend threshold” means (1) $143,598,600, minus (2) 90% of the net amount of loans charged off by First NBC Bank since August 4, 2011, minus (3) $3,793,500 for each one percent increase in “qualified small business lending” from the baseline level to the ninth dividend period.
“Junior stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series D preferred stock as to dividend and redemption rights and/or as to rights on our liquidation, dissolution or winding up. We currently have no outstanding class or series of stock constituting junior stock other than our common stock and Series C preferred stock.
“Parity stock” means any class or series of our stock, other than the Series D preferred stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series D preferred stock as to dividend rights and/or as to rights on our liquidation, dissolution or winding up, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting parity stock.
Restrictions on repurchases. So long as the Series D preferred stock remains outstanding, we may repurchase or redeem shares of our capital stock only if (1) after giving effect to the repurchase or redemption, our tier 1 capital would be at least equal to the tier 1 dividend threshold and (2) dividends on all outstanding shares of Series D preferred stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of the Series D preferred stock as of the applicable record date).

If a dividend is not declared and paid on the Series D preferred stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our capital stock or other equity securities of any kind, or any trust preferred securities that we may have been issued by us or by any of our affiliates, other than

•	redemptions, purchases, repurchases or other acquisitions of the Series D preferred stock;

•	repurchases of capital stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, subject to certain exceptions;

•
the acquisition by us or by any of our subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians;

•
the exchange or conversion of junior stock for or into other junior stock or of parity stock or trust preferred securities for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock, in each case solely to the extent required under binding agreements entered into prior to August 4, 2011 or any subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock

•	redemptions of securities held by us or by any of our wholly-owned subsidiaries or

•	redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required under binding agreements entered into prior to August 4, 2011.
Liquidation rights
In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series D preferred stock will be entitled to receive for each share of Series D preferred stock, out of our assets or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series D preferred stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series D preferred stock. To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series D preferred stock and the holders of any other class or series of our stock ranking equally with the Series D preferred stock, the holders of the Series D preferred stock and such other stock will share ratably in the distribution.
For purposes of the liquidation rights of the Series D preferred stock, neither our merger nor consolidation with another entity nor a sale, lease or exchange of all or substantially all of our assets will constitute a liquidation, dissolution or winding up of our affairs.
Redemption and repurchases
Subject to the approval of the Federal Reserve Board, the Series D preferred stock is redeemable at our option in whole or in part at any time and from time to time. In addition, if there is a change in the law that modifies the terms of Treasury’s investment in the Series D preferred stock or the terms of Treasury’s SBLF program in a materially adverse respect for us, we may, after consultation with the Federal Reserve Board, redeem all of the shares of Series D preferred stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period).

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series D preferred stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. The notice of redemption given to a holder of Series D preferred stock must state: the redemption date; the number of shares of Series D preferred stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the redemption price; and the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series D preferred stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors or a committee of the board determines to be fair and equitable, provided that shares representing at least 25% of the aggregate liquidation amount of the Series D preferred stock are redeemed.
Shares of Series D preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than Series D preferred stock.
No conversion rights
Holders of Series D preferred stock have no right to exchange or convert their shares into common stock or any other securities.
Voting rights
Holders of Series D preferred stock do not have voting rights other than those described below, except to the extent from time to time required by law.
If dividends on the Series D preferred stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series D preferred stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provide to our directors in connection with such meetings. The holders of the Series D preferred stock are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the Series D preferred stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series D preferred stock for five or more dividend periods.

If dividends on the Series D preferred stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and the aggregate liquidation preference of the then-outstanding shares of Series D preferred stock is at least $25.0 million, our board of directors will increase by two persons and the holders of the Series D preferred stock, voting as a single class, will have the right, but not the obligation, to elect two directors to fill the newly created directorships at the next annual meeting of our stockholders (or, at a special meeting called for that purpose, under certain circumstances) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Series D preferred stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series D preferred stock for six or more dividend periods. In the exercise of this right, the holders of the Series D preferred stock may not select a person that will cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of Series D preferred stock to elect directors as described above, such directors will cease to be qualified as directors, the term of office of all such directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of preferred directors previously elected. Any director elected by the holder of the Series D preferred stock may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of Series D preferred stock, voting separately as a class. If the office of any preferred director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of Series D preferred stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.
In addition to any other vote or consent required by law or by our charter, the written consent of Treasury, if Treasury holds any shares of Series D preferred stock, or the holders of a majority of the outstanding shares of Series D preferred stock, voting as a single class, if Treasury does not hold any shares of Series D preferred stock, is required for the following:

•
to amend our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series D preferred stock with respect to the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding up;

•	amend our articles of incorporation for the Series D preferred stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series D preferred stock;

•
consummate a binding share exchange or reclassification involving the Series D preferred stock or our merger or consolidation with another entity, unless (1) the shares of Series D preferred stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) the shares of Series D preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series D preferred stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, our assets, if the Series D preferred stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•
consummate a “holding company transaction,” as defined below, unless as a result of the transaction, each share of Series D preferred stock is converted into or exchanged for one share with an equal liquidation preference of preference securities of our organization or the acquiror and with terms and such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series D preferred stock immediately prior to such conversion or exchange, taken as a whole;

Notwithstanding the foregoing, the vote or consent of the holders of the Series D preferred stock will not be required with respect to (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series D preferred stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon our liquidation, dissolution or winding up.
A “holding company transaction” means the occurrence of (1) any transaction that results in a person or group becoming the direct or indirect ultimate beneficial owner of common equity of our organization representing more than 50% of the voting power of the outstanding shares of our common stock or being otherwise required to consolidate our organization under generally accepted accounting principles, or (2) any consolidation or merger involving us or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in either case, our organization or the acquiror is or becomes a bank holding company or savings and loan holding company.
To the extent holders of the Series D preferred stock are entitled to vote, holders of shares of the Series D preferred stock will be entitled to one for each share then held. The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series D preferred stock would otherwise be required, all outstanding shares of the Series D preferred stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.
Issuance of depositary shares
Under the securities purchase agreement between us and Treasury relating to the Series D preferred stock, we have agreed, if requested by Treasury, to enter into a depositary arrangement according to which the shares of Series D preferred stock may be deposited and depositary shares, each representing a fraction of a share of Series D preferred stock as specified by Treasury, may be issued. The shares of Series D preferred stock would be held by a depositary (which we expect would be a bank or trust company) reasonably acceptable to Treasury. If we enter into such a depositary arrangement, the selling securityholders would be offering depositary shares, each representing a fraction of a share of Series D preferred stock, instead of actual whole shares of Series D preferred stock. The actual terms of any such depositary arrangement would be set forth in a deposit agreement to which we would be a party, which would be attached as an exhibit to a filing by us that would be incorporated by reference into this prospectus. See “Where You Can Find More Information.”

DESCRIPTION OF UNITS
Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:

•	debt securities of one or more series;

•	one or more series of preferred stock; or

•	common stock;
which may secure the holders’ obligations to purchase the common stock, preferred stock and/or debt securities under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before we issue any unit purchase agreements.

BOOK ENTRY ISSUANCE
If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by Depository Trust Company, or DTC, in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated debt securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.
Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, any trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

Depository Trust Company
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.
Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.
The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.
Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.
DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated debt securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.
Certificated debt securities
Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the applicable debt securities.
If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the offered securities directly to purchasers, through agents, through dealers, through underwriters, or through a combination of any of these methods of sale. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the proceeds to us and/or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed.
We or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.
 We or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by us or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by us or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or a selling securityholder to such agent will be set forth, in the prospectus supplement.
If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, we or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is, or underwriters are, used in the sale, we or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, we or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.
The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us or a selling securityholder, to indemnification by us or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by selling securityholders
Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders, the securities to be offered by the selling securityholders, the terms of the offering and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.
The shares of common stock that may be offered and resold by selling securityholders were initially acquired upon our formation in 2007, in one of several separate private stock offerings occurring at various times between 2007 and 2012, in our initial public offering, which was completed on May 10, 2013, or as a result of grants that we have made to selling securityholders who were employees of First NBC Bank or us as a part of the compensation we paid to them for various periods. As discussed in the section titled “Description of Outstanding Series D Preferred Stock,” the shares of our Series D preferred stock that may be offered and resold by one or more selling securityholders were originally issued by us to Treasury in connection with our participation in the SBLF program. Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, Treasury has not notified us of any such transfer. Accordingly, we believe that Treasury currently holds record and beneficial ownership of all of the issued and outstanding shares of our Series D preferred stock.
We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders may not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities in this offering, and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus to the extent necessary.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas, and for any applicable underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

SEC registration fee	$11,620
Printing fees and expenses	*
Legal fees and expenses	*
Accounting expenses	*
Miscellaneous expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be calculated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 83 of the Louisiana Business Corporation Law (“LBCL”) provides that a Louisiana corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include attorney fees, judgments, fines, amounts paid in settlement and other expenses actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Certain additional limitations apply with respect to indemnification related to actions advanced by or in the right of the corporation. Where a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against expenses actually and reasonably incurred in connection with such matter. Section 83 permits a corporation to pay expenses incurred by the indemnified party in defending an action, suit or proceeding in advance of the final disposition if approved by the board of directors and accompanied by an undertaking by the indemnified party to repay such amounts if it is later determined that he is not entitled to indemnification. Section 83 also authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. The indemnification and expense advancement provisions contained in Section 83 are not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, shareholder or director authorization or otherwise.

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In addition to the indemnification provided by the LBCL, Article VI of our articles of incorporation provides that we will indemnify our directors and officers from and against any and all expenses, liabilities or other matters covered by Section 83 of the LBCL, both as to action in an official capacity and in another capacity while holding office. Our articles of incorporation provide for mandatory advancement of expenses of directors and officers, so long as we receive (i) a written affirmation from the director or officer of his good faith belief that he has satisfied the standard of conduct necessary for indemnification under the LBCL and (ii) an undertaking by or on behalf of the director or officer to repay all amounts advanced if it is later determined that he is not entitled to indemnification. Under our articles of incorporation, we are not obligated to reimburse the amount of any settlement involving a director or officer unless we have agreed to the settlement. If any director or officer refuses to enter into a settlement that is reasonably satisfactory to us, then our indemnification obligation will be limited to the total amount of the proposed settlement and the expenses incurred by such person prior to the time that the settlement could reasonably have been effected. Our articles of incorporation permit, but do not require, us to grant rights to indemnification and advancement of expenses to any of our employees or agents, or those of any of our subsidiaries, to the fullest extent of the LBCL. Our articles of incorporation do not limit our ability to provide for additional rights to indemnification or advancement of expenses through our bylaws, a resolution of shareholders or directors, an agreement or otherwise, as long as those rights are consistent with the LBCL.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).
ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.
ITEM 17.    UNDERTAKINGS.
(a)     The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

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Provided, however, that:
(1)     Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in report filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)     If the registrant is relying on Rule 430B:
(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)     The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Orleans, Louisiana on the 14th day of November, 2014.

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ashton J. Ryan, Jr. as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 14, 2014.

Signature		Title

By:	/s/ Ashton J. Ryan, Jr.	Chairman of the Board, Chief Executive Officer, President and Director
	Ashton J. Ryan, Jr.	(Principal Executive Officer)

By:	/s/ Mary Beth Verdigets	Executive Vice President and Chief Financial Officer
	Mary Beth Verdigets	(Principal Financial and Accounting Officer)

By:	/s/ William D. Aaron	Director
William D. Aaron

By:	/s/ William Carrouche	Director
William Carrouche

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Signature		Title

By:	/s/ John F. French	Director
John F. French

By:	/s/ Leander J. Foley, III	Director
Leander J. Foley, III

By:	/s/ Leon L. Giorgio, Jr.	Director
Leon L. Giorgio, Jr.

By:	/s/ Shivan Govindan	Director
Shivan Govindan

By:	/s/ L. Blake Jones	Director
L. Blake Jones

By:	/s/ Louis V. Lauricella	Director
Louis V. Lauricella

By:	/s/ Mark G. Merlo	Director
Mark G. Merlo

By:	/s/ Dr. Charles C. Teamer	Director
Dr. Charles C. Teamer

By:	/s/ Joseph F. Toomy	Director
Joseph F. Toomy

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EXHIBIT INDEX

NUMBER	DESCRIPTION
3.1	Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)
3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of Amendment No. 2 to the Registration Statement on Form S-1, filed May 7, 2013 (SEC File No. 333-187787)
4.1	Specimen preferred stock certificate*
4.2	Form of Articles of Amendment for series of preferred stock*
4.2	Form of Indenture for Senior Debt Securities*
4.3	Form of Indenture for Subordinated Debt Securities*
5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP*
10.1
Securities Purchase Agreement dated as of August 4, 2011 between First NBC Bank Holding Company and the Secretary of the Treasury (incorporated by reference to Exhibit 10.12 of the Registration Statement on Form S-1, filed April 30, 2013 (SEC File No. 333-187787)

12.1	Statement of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of attorney (included on signature page)

* To be subsequently filed by an amendment to the registration statement or by a Current Report of Form 8-K and incorporated by reference